UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 31, 2004

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12025 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 31, 2004, TRW Automotive Inc. (“TAI”), a wholly owned subsidiary of TRW Automotive Holdings Corp. (the “Company”), entered into an amendment and restatement of its receivables facility, including an amendment and restatement of the Receivables Loan Agreement, dated as of February 27, 2003, as amended, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders and committed lenders party thereto, Credit Suisse First Boston, JPMorgan Chase Bank, N.A., the Bank of Nova Scotia, SunTrust Capital Markets, Inc. and Dresdner Bank AG, New York Branch, as funding agents, and JPMorgan Chase Bank, N.A. as administrative agent. The receivables facility provides up to $400 million in funding principally from commercial paper conduits sponsored by commercial lenders, based on availability of eligible receivables and other customary factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Off-Balance Sheet Arrangements” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 24, 2004 for further information on this facility.

     The purpose of the amendment and restatement is to (i) extend the term of the facility to December 2009, (ii) re-price the program to reflect current market rates, (iii) improve the availability of the facility through changes in dilution mechanics and concentration limits, (iv) change the funding mechanics to allow daily borrowings and (v) make certain other administrative changes, including elimination of references to a European facility.

     The sellers of the receivables act as servicing agents per the servicing agreement and continue to service the transferred receivables for which they receive a monthly servicing fee at a rate of 1% per annum of the average daily outstanding balance of receivables. The amendment and restatement did not change this fee. The usage fee under the facility as amended and restated is 0.85% of outstanding borrowings. In addition, under the amendment and restatement, the fee on the unused portion of the receivables facility is 0.4%. Both the usage fee and the fee on the unused portion of the receivables facility are subject to a leverage based grid. These rates are per annum and payments of these fees are made to the lenders on the monthly settlement date.

     Based on the terms of this facility and on the criteria for availability as previously disclosed, as of December 17, 2004, approximately $279 million of the Company’s accounts receivable balance was considered eligible for borrowings under the program, of which approximately $211.7 million would have been available for funding. The Company had no outstanding borrowings under this facility as of December 31, 2004.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: December 31, 2004	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer